SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 17, 2020

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement
On September 17, 2020, Alliance Data Systems Corporation, as the issuer (“Alliance Data” or the "Company"), and certain of its subsidiaries, as guarantors (the "Closing Date Guarantors"), entered into a purchase agreement (the "Purchase Agreement") with BofA Securities, Inc., as the representative of the initial purchasers named in the Purchase Agreement (the "Initial Purchasers"), under which the Company agreed to sell $500 million aggregate principal amount of its 7.000% senior notes due 2026 (the "Notes") to the Initial Purchasers. The Company and the Closing Date Guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the Initial Purchasers may be required to make because of any such liabilities. The offering of the Notes closed on September 22, 2020.  The description of the Purchase Agreement herein is qualified in its entirety by reference to the full text of such Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Indenture
The Notes are governed by an indenture (the "Indenture") dated as of September 22, 2020 among the Company, the Closing Date Guarantors, and MUFG Union Bank, N.A., as trustee. Pursuant to the Indenture, interest on the Notes will accrue at a rate of 7.000% per annum on the principal amount from September 22, 2020, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2021. The Notes will mature on January 15, 2026, subject to earlier repurchase or redemption.

Guarantees
The Notes are guaranteed on a senior unsecured basis by each of the Company's existing and future domestic restricted subsidiaries that incurs or in any other manner becomes liable for any debt under the Company’s domestic credit facilities, including the 2017 Credit Agreement (as defined below) (the "Guarantors"), which, on the date of issuance of the Notes, were the Closing Date Guarantors.

Ranking
The Notes rank equally in right of payment to the Company's existing and future senior unsecured debt, including the Company’s outstanding 4.750% senior notes due 2024 in the aggregate principal amount of $850 million issued on December 20, 2019 (the “2024 Notes”) and the debt under the 2017 Credit Agreement, and senior in right of payment to any future debt that is by its terms expressly subordinated to the Notes. The guarantees rank equally in right of payment to all of the Guarantors' existing and future senior unsecured debt, including their guarantees of the 2024 Notes and the debt under the 2017 Credit Agreement, and senior in right of payment to any existing and future debt that is expressly subordinated in right of payment to the guarantees. The Notes and the guarantees are effectively subordinated to the Company's and the Guarantors' secured debt to the extent of the value of the assets securing such debt. The Notes and the guarantees are structurally subordinated to all existing and future liabilities (including trade payables) of the Company's subsidiaries that do not guarantee the Notes. The Notes rank senior to any Series A Preferred Stock of the Company issued under the Company’s Certificate of Designations of Series A Non-Voting Convertible Preferred Stock with respect to rights upon liquidation, winding up and dissolution.

Optional Redemption
The Company may redeem some or all of the Notes at any time on or after September 15, 2022 at the redemption prices listed in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.  Prior to September 15, 2022, the Company may redeem some or all of the Notes at any time at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, plus a "make-whole" premium.  In addition, at any time prior to September 15, 2022, the Company may, with an amount equal to the net cash proceeds of one or more qualified equity offerings, as defined in the Indenture, redeem up to 40% of the aggregate principal amount of the outstanding Notes at a redemption price equal to 107.000% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, provided that such redemption occurs within 90 days following the closing of such qualified equity offering and at least 50% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding immediately following such redemption.

Change of Control; Mandatory Offer to Repurchase Following Certain Asset Sales
Upon the occurrence of certain kinds of changes of control, the Company must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.  If, within 365 days after the sale of certain assets of the Company or its restricted subsidiaries, as defined in the Indenture, the Company does not either repay certain debt or reinvest the excess proceeds of such asset sales as set forth in the Indenture, under certain circumstances the Company must offer to use such excess proceeds to repurchase the Notes on the terms set forth in the Indenture.

Covenants
The Indenture contains covenants that limit, among other things, the Company's ability and the ability of some of its subsidiaries to (i) incur additional debt, (ii) declare or pay dividends, redeem stock or make other distributions to stockholders, (iii) make investments, (iv) create liens or use assets as security in other transactions, (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of the Company's assets, (vi) enter into transactions with affiliates, (vii) sell or transfer certain assets and (viii) enter into any consensual encumbrance or restriction on the ability of certain of the Company's subsidiaries to pay dividends or make loans or sell assets to the Company. The covenants are subject to a number of important qualifications, exceptions and limitations.

Events of Default
The Indenture includes customary events of default, including, among other things, payment default, covenant default, certain defaults under other indebtedness of the Company or certain of its subsidiaries, the failure to timely satisfy judgments over a certain sum against the Company or certain of its subsidiaries, and bankruptcy, insolvency or reorganization affecting the Company or certain of its subsidiaries.

No Registration Rights
The Company will not file a registration statement for the resale of the Notes. As a result, holders may only resell the Notes pursuant to an exemption from the registration requirements of the Securities Act, to the extent available, and other applicable securities laws. The Notes and the guarantees (together, the "Securities") have not been, and will not be, registered under the Securities Act. The Company offered and sold the Securities to the Initial Purchasers in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration requirements in part based on representations made by the Initial Purchasers in the Purchase Agreement. The Initial Purchasers then sold the Securities to qualified institutional buyers pursuant to exemptions from registration requirements provided by Rule 144A and Regulation S under the Securities Act.

The description of the Indenture herein is qualified in its entirety by reference to the full text of such Indenture, a copy of which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Use of Proceeds
After deducting the fees payable to the Initial Purchasers and the estimated offering expenses, the net proceeds to the Company from the offering of Notes are estimated to be approximately $493.0 million. The Company used the net proceeds from the offering and other funds to repay $493.75 million of the outstanding indebtedness under the term loans provided for in the 2017 Credit Agreement.
This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Some of the Initial Purchasers and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business to the Company, the Guarantors and certain of their affiliates, for which they have received, and may in the future receive, customary fees and commissions. Affiliates of certain of the Initial Purchasers are lenders and/or agents under the 2017 Credit Agreement and will receive their pro rata portion of the net proceeds from the offering of the Notes and other funds that will be used to repay $493.75 million of the outstanding indebtedness under the term loans provided for in the 2017 Credit Agreement. MUFG Union Bank, N.A. is acting as trustee under the Indenture and is an affiliate of MUFG Securities Americas Inc., an Initial Purchaser. Further, certain of the Initial Purchasers (or certain of their affiliates thereof) may be our customers under customary contractual arrangements from time to time.

Sixth Amendment to Amended and Restated Credit Agreement
On September 22, 2020, the Company and the Closing Date Guarantors entered into a Sixth Amendment to Amended and Restated Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, and the lenders party thereto (the “Sixth Amendment”), which amended the Amended and Restated Credit Agreement dated as of June 14, 2017, among the Company, the Closing Date Guarantors, Wells Fargo and the various agents and lenders party thereto (as amended, supplemented or otherwise modified prior to the Sixth Amendment, the “2017 Credit Agreement”) to (a) increase the maximum total leverage ratio from 3.50 to 1:00 to (i) 4.50 to 1:00 for the four consecutive fiscal quarters ending March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021 and (ii) 4.00 to 1.00 for the four consecutive fiscal quarters ending March 31, 2022 and June 30, 2022, (b) decrease the minimum interest coverage ratio from 4.50 to 1.00 to (i) 4.00 to 1.00 for the four consecutive fiscal quarters ending March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021 and (ii) 4.25 to 1.00 for the four consecutive fiscal quarters ending March 31, 2022 and June 30, 2022, and (c) increase the maximum permitted average delinquency ratios for Comenity Bank from 4.50% to (i) 6.50% for the three consecutive calendar months ending March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021 and (ii) 5.50% for the three consecutive calendar months ending March 31, 2022 and June 30, 2022, and to make certain other amendments.  The Sixth Amendment also required the Company to prepay the term loans under the 2017 Credit Agreement upon consummation of the offering of the Notes with a prepayment in an amount equal to the net proceeds from the offering of the Notes.
The description of the Sixth Amendment herein is qualified in its entirety by reference to the full text of such Sixth Amendment, a copy of which is attached as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth in Item 1.01 above with respect to the Company’s obligation to prepay the term loans under the 2017 Credit Agreement in amount equal to the net proceeds from the offering of the Notes is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture’s limitations on the payment of dividends, redemption of stock or other distributions to the Company’s stockholders is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

4.1*
Indenture, dated as of September 22, 2020, among Alliance Data Systems Corporation, certain of its subsidiaries as guarantors and MUFG Union Bank, N.A., as trustee (including the form of the Company’s 7.000% Senior Note due January 15, 2026).

10.1
Purchase Agreement, dated as of September 17, 2020, by and among Alliance Data Systems Corporation, subsidiary guarantors party thereto and BofA Securities, Inc., as representative of the several Initial Purchasers party thereto.

10.2

Sixth Amendment to Amended and Restated Credit Agreement, dated as of September 22, 2020, by and among Alliance Data Systems Corporation, certain of its subsidiaries as guarantors, Wells Fargo Bank, National Association, as administrative agent, and various other agents and lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Alliance Data hereby undertakes to furnish supplementally copies of any of the omitted exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: September 23, 2020	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary